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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 31, 2005

                      ACCESS WORLDWIDE COMMUNICATIONS, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                    000-23489                    52-1309227
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(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)

 4950 Communication Avenue, Suite 300, Boca Raton, Florida          33431
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          (Address of principal executive offices)                (Zip Code)

        Registrant's telephone number, including area code (571) 438-6140

                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Upon closing of the transaction on August 31, 2005 (the "Closing Date"), Access Worldwide Communications, Inc. (the "Company") issued and sold to accredited investors convertible promissory notes (the "Notes") with attached warrants (the "Warrants") for an aggregate principal purchase price of $2.255 million. The sale of the underlying shares was exempt from registration under the Securities Act of 1933 as a private offering to accredited investors under Section 4(2) of the Securities Act and Rule 506 of Regulation D.

The Notes mature the earlier of (a) the conversion event, (b) thirty six (36) months from the closing date or (c) a change of control; in any case, only after
(i) all amounts due under the Company's institutional debt have been indefeasibly paid in full in cash or (ii) the holder of the Company's institutional debt consents in writing to the repayment of the principal amount hereof and all fees and accrued and unpaid interest thereon.

The Notes automatically convert upon the conversion event, which is the date upon which the stockholders of the Company vote, pursuant to Delaware law, to amend the Amended and Restated Certificate of Incorporation of the Company, to increase the authorized shares of Company Common Stock, par value $0.01 (the "Common Stock") from 20 million to not less than 35 million (the "Conversion Event"). The Notes will convert to Common Stock at a conversion ratio of 2 shares of Common Stock for each U.S. dollar ($1.00) invested in the principal price of the Notes.

In addition, the Company shall issue to each holder of the Notes one Warrant for every Note. The Warrants have an exercise price of $0.75 per share and vest upon the completion of (a) the holder paying to the Company his principal amount for the Notes, and (b) the Conversion Event. The Warrants shall remain exercisable until the date that is ten (10) years from the vesting date.

If the Conversion Event does not take place, the Company will pay to holders of the Notes the principal amount of the Notes and an additional 20% non-conversion fee (collectively the "Face Value of the Notes") upon written consent of the Company's institutional lender upon its maturity. Upon maturity, interest will begin to accrue at an annual rate of fifteen percent (15%) of the Face Value of the Notes until such time as all principal, fees, and interest are paid in full. The interest will be paid to holders quarterly in arrears provided that the Company is in compliance with its loan covenants under its credit agreement with its institutional lender.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits

99.1 Convertible Promissory Note (the "Note") between ACCESS WORLDWIDE COMMUNICATIONS, INC., and the Holder of the Note.

99.2    Warrant Certificate between Access Worldwide Communications Inc. and
        Holder.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ACCESS WORLDWIDE COMMUNICATIONS, INC.
                                           -------------------------------------
                                           (Registrant)


Date: September 1, 2005                    By /s/ RICHARD LYEW
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                                              Richard Lyew
                                              Executive Vice President and
                                              Chief Financial Officer
                                              (principal financial and
                                              accounting officer)

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